Exhibit 99.1

Ribbon Communications Reports Preliminary Fourth Quarter 2020
Financial Results; Meets and Exceeds Prior Guidance

Company’s Fourth Quarter and Full Year 2020 Financial Results Conference Call

Will Be On February 17, 2021

January 25, 2021

WESTFORD, Mass. - Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications software and network solutions to service providers, enterprises, and critical infrastructure sectors, today announced preliminary financial highlights for its fourth quarter ended December 31, 2020.

The following table summarizes these preliminary highlights compared to the previous financial guidance provided for the three months ended December 31, 2020 (in millions).

	Three months ended December 31, 2020
	Preliminary Results	Previously Provided Guidance
GAAP Revenue	$243 to $245	$235 to $245
GAAP Operating expenses[1]	$125 to $130	$118
Non-GAAP Operating expenses[2]	$100	$105
GAAP Income from operations	$17	Not provided
Non-GAAP Income from operations[2]	$44	Not provided
Adjusted EBITDA[1]	$49	$36 to $40
Cash balance at quarter-end	$136	Not provided

(1)	Preliminary results include approximately $10 million of amortization of acquired intangible assets not included in the previously provided guidance. This increase resulted from the Company’s reclassification of all such amortization to a separate line item within operating expenses that had previously been included in cost of product sales.
(2)	Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the press release appendix.

“We are very pleased with our excellent financial performance in the second half of 2020, culminating in fourth quarter record profitability and ending cash significantly exceeding our previous estimates. Strong sales and gross margins, combined with operating expenses lower than our previous projections, resulted in a record adjusted EBITDA achievement for the company,” said Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “As we look forward in 2021, we expect to build on this momentum as our strategy to grow IP Optical and enterprise sales delivers both revenue and adjusted earnings growth expected to be approximately 10% for the full year 2021. With our strong current cash position, we have increased flexibility to reduce our ongoing interest expense. We look forward to discussing further details on our fourth quarter 2020 results and full year performance, and 2021 outlook during our conference call on February 17th.”

“The board is delighted with the continued strong execution of the Ribbon team during this unprecedented time, navigating the challenges presented by the COVID-19 virus while merging Ribbon and ECI Telecom into a new combined company,” said Shaul Shani, Chairman of the Board of Ribbon Communications. “We have assembled a world-class leadership team with a clear strategy and are very optimistic about the opportunities ahead.”

Conference Call Details and Replay Information

Ribbon Communications will report financial results for the fourth quarter and full year of 2020 after the market closes on Wednesday, February 17, 2021. Following the release, Ribbon Communications will host a conference call with the financial community at 4:30 p.m. ET to discuss the results.

The Company will offer a live, listen-only webcast of the conference call via the investor section of its website at https://investors.ribboncommunications.com/press-and-events/events-and-presentations, where a replay will also be available shortly following the conference call.

Conference call details:
Date: Wednesday, February 17, 2021
Time: 4:30 p.m. ET
Dial-in number (Domestic): 877-407-2991
Dial-in number (International): 201-389-0925
Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until March 3, 2021 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13715444.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers global communications software and packet and optical network solutions to service providers, enterprises and critical infrastructure sectors. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge IP solutions, cloud-native offers, leading-edge software security and analytics tools, as well as 5G-ready packet and optical networking solutions acquired via our recent merger with ECI Telecom. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including statements regarding preliminary financial results for the fourth quarter of 2020, expected growth in 2021, potential reductions in interest expense, are forward-looking statements.  Without limiting the foregoing, the words "believes", "estimates", "expects", "expectations", "intends", "may", "plans", "projects" and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, adjustments as part of the standard review and audit of the financial statements; risks related to the COVID-19 pandemic; risks that the businesses of ECI will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the merger with ECI; disruptions from the integration efforts that could harm our business; failure to realize anticipated benefits from the sale of the Kandy business; disruptions from the sale of the Kandy business that could harm our continuing business; our ability to recruit and retain key personnel; reductions in customer spending; geopolitical tensions, including those in India, that could disrupt shipments to customers; a slowdown in customer payments and changes in customer requirements, including the timing of customer purchasing decisions and our recognition of revenues; conditions in the credit markets, credit risks and risks related to the terms of our credit agreement; our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; unpredictable fluctuations in quarterly revenue and business from our existing customers; increases in tariffs, trade restrictions or taxes on our products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended September 30, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to review the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentation of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.

Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. We exclude such acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies. In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We have calculated Adjusted EBITDA “Preliminary Results” by excluding from income from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition- and integration-related expense; and restructuring and related expense. We have calculated Adjusted EBITDA “Previously Provided Guidance” by excluding from net income (loss): interest expense, net; income tax provision; depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net. In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limited its usefulness as a comparative measure.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

$ millions

(unaudited)

	Thee months ended December 31, 2020
	Preliminary Results			Previously Provided Guidance
Revenue	$243	to	$245	$235	to	$245

GAAP Operating expenses	$125	to	$130		$118
Stock-based compensation	(3)		(4)		(4)
Amortization of acquired intangible assets	(15)		(17)		(5)
Acquisition- and integration-related expense	(2)		(3)		(2)
Restructuring and related expense	(5)		(6)		(2)
Non-GAAP Operating expenses	$100		$100		$105

GAAP Income from operations		$17			Not provided
Stock-based compensation		4
Amortization of acquired intangible assets		16
Acquisition- and integration-related expense		2
Restructuring and related expense		5
Non-GAAP Income from operations		$44

Adjusted EBITDA
GAAP Income from operations		$17
Depreciation		5
Amortization of acquired intangible assets		16
Stock-based compensation		4
Acquisition- and integration-related expense		2
Restructuring and related expense		5
Non-GAAP Adjusted EBITDA		$49

GAAP Net income (loss)				$(2)	to	$2
Interest expense, net				6		6
Income tax provision				2		2
Depreciation				4		4
Amortization of intangible assets				16		16
Stock-based compensation				4		4
Acquisition- and integration-related expense				2		2
Restructuring and related expense				2		2
Other (income) expense, net				2		2
Non-GAAP Adjusted EBITDA				$36		$40